Exhibit 99.1
PRESS RELEASE

FTAI Infrastructure Inc. Reports Fourth Quarter and Full Year 2024 Results, Declares Dividend of $0.03 per Share of Common Stock

NEW YORK, February 27, 2025 (GLOBE NEWSWIRE) -- FTAI Infrastructure Inc. (NASDAQ:FIP) (the “Company” or “FTAI Infrastructure”) today reported financial results for the fourth quarter and full year 2024. The Company’s consolidated comparative financial statements and key performance measures are attached as an exhibit to this press release.

Financial Overview

(in thousands, except per share data)
Selected Financial Results	Three Months Ended December 31, 2024	Year Ended December 31, 2024
Net Loss Attributable to Stockholders	$(137,236)	$(298,139)
Basic Loss per Share of Common Stock	$(1.24)	$(2.75)
Diluted Loss per Share of Common Stock	$(1.24)	$(2.75)
Adjusted EBITDA (1)	$29,173	$127,588
Adjusted EBITDA - Four Core Segments (1)(2)	$39,777	$161,281
_______________________________
(1)For definitions and reconciliations of non-GAAP measures, please refer to the exhibit to this press release.
(2)Excludes Sustainability and Energy Transition and Corporate and Other segments.
Fourth Quarter 2024 Dividends
On February 27, 2025, the Company’s Board of Directors (the “Board”) declared a cash dividend on its common stock of $0.03 per share for the quarter ended December 31, 2024, payable on March 26, 2025 to the holders of record on March 14, 2025.
Business Highlights
•Closed debt refinancing and purchase of 49.9% third-party stake in Long Ridge; now expect to generate approximately $160 million of annual Adjusted EBITDA at Long Ridge going forward.
•Signed second contract at Repauno for phase two NGL exports; now contracted for approximately $50 million of annual Adjusted EBITDA.
•Revenue under three long-term contracts at Jefferson commencing this spring and summer, expected to contribute approximately $25 million of annual Adjusted EBITDA.
•Pursuing multiple M&A opportunities in active market at Transtar.
Additional Information
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of the Company’s website, www.fipinc.com, and the Company’s Annual Report on Form 10-K, when available on the Company’s website. Nothing on the Company’s website is included or incorporated by reference herein.
Conference Call
In addition, management will host a conference call on Friday, February 28, 2025 at 8:00 A.M. Eastern Time. The conference call may be accessed by registering via the following link https://register.vevent.com/register/BIbd4cd7169e8b41e38ce81294e421c670. Once registered, participants will receive a dial-in and unique pin to access the call.
A simultaneous webcast of the conference call will be available to the public on a listen-only basis at https://www.fipinc.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.

A replay of the conference call will be available after 11:30 A.M. on Friday, February 28, 2025 through 11:30 A.M. on Friday, March 7, 2025 on https://ir.fipinc.com/news-events/presentations.
The information contained on, or accessible through, any websites included in this press release is not incorporated by reference into, and should not be considered a part of, this press release.
About FTAI Infrastructure Inc.
FTAI Infrastructure primarily invests in critical infrastructure with high barriers to entry across the rail, ports and terminals, and power and gas sectors that, on a combined basis, generate strong and stable cash flows with the potential for earnings growth and asset appreciation. FTAI Infrastructure is externally managed by an affiliate of Fortress Investment Group LLC, a leading, diversified global investment firm.
Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, the ability for Transtar to make any acquisitions and the ability of Long Ridge to reach its annual Adjusted EBITDA targets. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained and such differences may be material. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.fipinc.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.
For further information, please contact:
Alan Andreini
Investor Relations
FTAI Infrastructure Inc.
(646) 734-9414
aandreini@fortress.com

Exhibit - Financial Statements
FTAI INFRASTRUCTURE INC.
CONSOLIDATED AND COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollar amounts in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues
Total revenues	$80,764	$81,440	$331,497	$320,472

Expenses
Operating expenses	59,108	57,319	247,674	253,672
General and administrative	4,108	3,445	14,798	12,833
Acquisition and transaction expenses	1,084	2,586	5,457	4,140
Management fees and incentive allocation to affiliate	2,734	3,163	11,318	12,467
Depreciation and amortization	19,234	20,415	79,410	80,992
Asset impairment	72,336	—	72,336	743
Total expenses	158,604	86,928	430,993	364,847

Other (expense) income
Equity in losses of unconsolidated entities	(16,498)	(17,534)	(55,496)	(24,707)
(Loss) gain on sale of assets, net	(225)	6,595	2,370	6,855
Loss on modification or extinguishment of debt	(502)	(16)	(8,925)	(2,036)
Interest expense	(33,312)	(26,172)	(122,108)	(99,603)
Other income	5,039	2,608	20,904	6,586
Total other expense	(45,498)	(34,519)	(163,255)	(112,905)
Loss before income taxes	(123,338)	(40,007)	(262,751)	(157,280)
Provision for (benefit from) income taxes	5,013	(90)	6,993	2,470
Net loss	(128,351)	(39,917)	(269,744)	(159,750)
Less: Net loss attributable to non-controlling interests in consolidated subsidiaries	(10,366)	(8,313)	(42,419)	(38,414)
Less: Dividends and accretion of redeemable preferred stock	19,251	16,589	70,814	62,400
Net loss attributable to stockholders	$(137,236)	$(48,193)	$(298,139)	$(183,736)

Loss per share:
Basic	$(1.24)	$(0.47)	$(2.75)	$(1.78)
Diluted	$(1.24)	$(0.47)	$(2.75)	$(1.79)
Weighted average shares outstanding:
Basic	113,856,854	103,426,793	108,217,871	102,960,812
Diluted	113,856,854	103,426,793	108,217,871	102,960,812

FTAI INFRASTRUCTURE INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollar amounts in thousands, except share and per share data)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$27,785	$29,367
Restricted cash and cash equivalents	119,511	58,112
Accounts receivable, net	52,994	55,990
Other current assets	19,561	42,034
Total current assets	219,851	185,503
Leasing equipment, net	37,453	35,587
Operating lease right-of-use assets, net	67,937	69,748
Property, plant, and equipment, net	1,653,468	1,630,829
Investments	12,529	72,701
Intangible assets, net	46,229	52,621
Goodwill	275,367	275,367
Other assets	61,554	57,253
Total assets	$2,374,388	$2,379,609

Liabilities
Current liabilities:
Accounts payable and accrued liabilities	$176,425	$130,796
Debt, net	48,594	—
Operating lease liabilities	7,172	7,218
Other current liabilities	18,603	12,623
Total current liabilities	250,794	150,637
Debt, net	1,539,241	1,340,910
Operating lease liabilities	60,893	62,441
Other liabilities	70,784	87,530
Total liabilities	1,921,712	1,641,518

Commitments and contingencies

Redeemable preferred stock ($0.01 par value per share; 200,000,000 shares authorized; 300,000 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively; redemption amount of $431.8 million and $446.5 million as of December 31, 2024 and December 31, 2023, respectively)	381,218	325,232

Equity
Common stock ($0.01 par value per share; 2,000,000,000 shares authorized; 113,934,860 and 100,589,572 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively)	1,139	1,006
Additional paid in capital	764,381	843,971
Accumulated deficit	(409,498)	(182,173)
Accumulated other comprehensive loss	(157,051)	(178,515)
Stockholders' equity	198,971	484,289
Non-controlling interests in equity of consolidated subsidiaries	(127,513)	(71,430)
Total equity	71,458	412,859
Total liabilities, redeemable preferred stock and equity	$2,374,388	$2,379,609

FTAI INFRASTRUCTURE INC.
CONSOLIDATED AND COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Dollar amounts in thousands, unless otherwise noted)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(269,744)	$(159,750)
Equity in losses of unconsolidated entities	55,496	24,707
Gain on sale of assets, net	(2,370)	(6,855)
Loss on modification or extinguishment of debt	8,925	2,036
Gain on sale of easement	(3,486)	—
Equity-based compensation	8,636	9,199
Depreciation and amortization	79,410	80,992
Asset impairment	72,336	743
Change in deferred income taxes	5,600	2,016
Change in fair value of non-hedge derivatives	—	1,125
Amortization of deferred financing costs	6,248	6,769
Bad debt expense	863	1,977
Amortization of bond discount	8,682	4,853
Change in:
Accounts receivable	2,133	2,840
Other assets	(1,976)	25,183
Accounts payable and accrued liabilities	20,970	8,553
Other liabilities	(7,001)	1,125
Net cash (used in) provided by operating activities	(15,278)	5,513

Cash flows from investing activities:
Investment in unconsolidated entities	(3,826)	(7,077)
Acquisition of business, net of cash acquired	—	(4,448)
Acquisition of leasing equipment	(3,288)	(1,724)
Acquisition of property, plant and equipment	(79,536)	(99,022)
Investment in promissory notes	(31,438)	(36,044)
Investment in equity instruments	(5,000)	—
Proceeds from sale of leasing equipment	—	105
Proceeds from insurance recoveries	267	—
Proceeds from sale of property, plant and equipment	1,198	1,087
Proceeds from sale of easement	3,486	—
Net cash used in investing activities	(118,137)	(147,123)

Cash flows from financing activities:
Proceeds from debt, net	498,426	181,350
Repayment of debt	(247,594)	(75,131)
Payment of financing costs	(11,438)	(8,834)
Distributions to non-controlling interests	(15,039)	(1,647)
Settlement of equity-based compensation	(3,335)	(2,161)
Cash dividends - common stock	(13,124)	(12,372)
Cash dividends - redeemable preferred stock	(14,664)	(1,758)
Net cash provided by financing activities	193,232	79,447

Net increase (decrease) in cash and cash equivalents and restricted cash and cash equivalents	59,817	(62,163)
Cash and cash equivalents and restricted cash and cash equivalents, beginning of period	87,479	149,642
Cash and cash equivalents and restricted cash and cash equivalents, end of period	$147,296	$87,479

Key Performance Measures
The Chief Operating Decision Maker (“CODM”) utilizes Adjusted EBITDA as our key performance measure.
Adjusted EBITDA provides the CODM with the information necessary to assess operational performance, as well as make resource and allocation decisions. Adjusted EBITDA is defined as net income (loss) attributable to stockholders, adjusted (a) to exclude the impact of provision for (benefit from) income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, interest expense, interest and other costs on pension and other pension expense benefits (“OPEB”) liabilities, dividends and accretion of redeemable preferred stock, and other non-recurring items, (b) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities, and (c) to exclude the impact of equity in earnings (losses) of unconsolidated entities and the non-controlling share of Adjusted EBITDA.
The following table sets forth a reconciliation of net loss attributable to stockholders to Adjusted EBITDA for the three and twelve months ended December 31, 2024 and 2023:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024	2023	2024	2023
Net loss attributable to stockholders	$(137,236)	$(48,193)	$(298,139)	$(183,736)
Add: Provision for (benefit from) income taxes	5,013	(90)	6,993	2,470
Add: Equity-based compensation expense	1,868	3,385	8,636	9,199
Add: Acquisition and transaction expenses	1,084	2,586	5,457	4,140
Add: Losses on the modification or extinguishment of debt and capital lease obligations	502	16	8,925	2,036
Add: Changes in fair value of non-hedge derivative instruments	—	—	—	1,125
Add: Asset impairment charges	70,401	—	70,401	743
Add: Incentive allocations	—	—	—	—
Add: Depreciation & amortization expense(1)	20,467	20,964	83,885	81,541
Add: Interest expense	33,312	26,172	122,108	99,603
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities(2)	5,182	(421)	20,272	20,209
Add: Dividends and accretion of redeemable preferred stock	19,251	16,589	70,814	62,400
Add: Interest and other costs on pension and OPEB liabilities	(280)	690	(66)	2,130
Add: Other non-recurring items(3)	—	—	—	2,470
Less: Equity in losses of unconsolidated entities	16,498	17,534	55,496	24,707
Less: Non-controlling share of Adjusted EBITDA(4)	(6,889)	(5,938)	(27,194)	(21,515)
Adjusted EBITDA (Non-GAAP)	$29,173	$33,294	$127,588	$107,522
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(1)Includes the following items for the years ended December 31, 2024 and 2023: (i) depreciation and amortization expense of $79,410 and $80,992 and (ii) capitalized contract costs amortization of $4,475 and $549, respectively.
Includes the following items for the three months ended December 31, 2024 and 2023: (i) depreciation and amortization expense of $19,234 and $20,415 and (ii) capitalized contract costs amortization of $1,233 and $549, respectively.

(2)Includes the following items for the years ended December 31, 2024 and 2023: (i) net loss of $(55,656) and $(23,752), (ii) interest expense of $43,549 and $34,686, (iii) depreciation and amortization expense of $28,115 and $27,685, (iv) acquisition and transaction expenses of $209 and $445, (v) changes in fair value of non-hedge derivative instruments of $(1,488) and $(18,904), (vi) asset impairment of $274 and $1,135, (vii) equity-based compensation of $2 and $5, (viii) loss on modification or extinguishment of debt of $4,724 and $—, (ix) equity method basis adjustments of $65 and $(1,091) and (x) other non-recurring items of $478 and $—, respectively.
Includes the following items for the three months ended December 31, 2024 and 2023: (i) net loss of $(16,524) and $(16,469), (ii) interest expense of $10,648 and $9,520, (iii) depreciation and amortization expense of $8,024 and $7,087, (iv) acquisition and transaction expenses of $112 and $138, (v) changes in fair value of non-hedge derivative instruments of $2,906 and $(742), (vi) asset impairment of $— and $1,135, (vii) equity-based compensation of $— and $1 and (viii) equity method basis adjustments of $16 and $(1,091), respectively.

(3)Includes the following items for the year ended December 31, 2023: certain non-cash expenses related to cancellation of restricted shares and Railroad severance expense of $2,470.

(4)Includes the following items for the years ended December 31, 2024 and 2023: (i) equity-based compensation of $1,127 and $1,412, (ii) (benefit from) provision for income taxes of $(510) and $578, (iii) interest expense of $11,555 and $7,391, (iv) depreciation and amortization expense of $12,930 and $11,752, (v) changes in fair value of non-hedge derivative instruments of $— and $63, (vi) acquisition and transaction expenses of $7 and $307, (vii) interest and other costs on pension and OPEB liabilities of $(1) and $6, (viii) asset impairment of $— and $2, (ix) loss on modification or extinguishment of debt of $2,086 and $— and (x) other recurring items of $— and $4, respectively.
Includes the following items for the three months ended December 31, 2024 and 2023: (i) equity-based compensation of $188 and $508, (ii) (benefit from) provision for income taxes of $(136) and $509, (iii) interest expense of $3,649 and $1,833, (iv) depreciation and amortization expense of $3,075 and $2,802, (v) changes in fair value of non-hedge derivative instruments of $— and $2, (vi) acquisition and transaction expenses of $4 and $280, (vii) interest and other costs on pension and OPEB liabilities of $(2) and $3, (viii) loss on modification or extinguishment of debt of $111 and $— and (ix) other recurring items of $— and $1, respectively.

The following tables sets forth a reconciliation of net income (loss) attributable to stockholders to Adjusted EBITDA for our four core segments for the three months and year ended December 31, 2024:

	Three Months Ended December 31, 2024
(in thousands)	Railroad	Jefferson Terminal	Repauno	Power and Gas	Four Core Segments
Net income (loss) attributable to stockholders	$12,165	$(15,030)	$(4,179)	$(10,037)	$(17,081)
Add: Provision for (benefit from) income taxes	1,334	3,605	(197)	—	4,742
Add: Equity-based compensation expense	674	700	377	—	1,751
Add: Acquisition and transaction expenses	94	13	—	214	321
Add: Losses on the modification or extinguishment of debt and capital lease obligations	—	502	—	—	502
Add: Changes in fair value of non-hedge derivative instruments	—	—	—	—	—
Add: Asset impairment charges	—	—	—	—	—
Add: Incentive allocations	—	—	—	—	—
Add: Depreciation & amortization expense(1)	5,392	12,487	2,501	—	20,380
Add: Interest expense	61	15,407	1,137	—	16,605
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities(2)	—	—	—	7,427	7,427
Add: Dividends and accretion of redeemable preferred stock	—	—	—	—	—
Add: Interest and other costs on pension and OPEB liabilities	(280)	—	—	—	(280)
Add: Other non-recurring items	—	—	—	—	—
Less: Equity in losses of unconsolidated entities	—	—	—	12,299	12,299
Less: Non-controlling share of Adjusted EBITDA(3)	(45)	(6,610)	(234)	—	(6,889)
Adjusted EBITDA (Non-GAAP)	$19,395	$11,074	$(595)	$9,903	$39,777

	Year Ended December 31, 2024
(in thousands)	Railroad	Jefferson Terminal	Repauno	Power and Gas	Four Core Segments
Net income (loss) attributable to stockholders	$56,917	$(48,311)	$(17,586)	$(29,199)	$(38,179)
Add: Provision for (benefit from) income taxes	4,692	2,013	(431)	—	6,274
Add: Equity-based compensation expense	1,801	4,233	2,108	—	8,142
Add: Acquisition and transaction expenses	526	23	—	2,293	2,842
Add: Losses on the modification or extinguishment of debt and capital lease obligations	—	8,925	—	—	8,925
Add: Changes in fair value of non-hedge derivative instruments	—	—	—	—	—
Add: Asset impairment charges	—	—	—	—	—
Add: Incentive allocations	—	—	—	—	—
Add: Depreciation & amortization expense(1)	20,200	52,347	9,914	—	82,461
Add: Interest expense	306	49,001	1,617	—	50,924
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities(2)	—	—	—	30,006	30,006
Add: Dividends and accretion of redeemable preferred stock	—	—	—	—	—
Add: Interest and other costs on pension and OPEB liabilities	(66)	—	—	—	(66)
Add: Other non-recurring items	—	—	—	—	—
Less: Equity in losses of unconsolidated entities	—	—	—	37,146	37,146
Less: Non-controlling share of Adjusted EBITDA(3)	(122)	(26,264)	(808)	—	(27,194)
Adjusted EBITDA (Non-GAAP)	$84,254	$41,967	$(5,186)	$40,246	$161,281
_______________________________
(1)Jefferson Terminal
Includes the following items for the three months and year ended December 31, 2024: (i) depreciation and amortization expense of $11,254 and $47,872 and (ii) capitalized contract costs amortization of $1,233 and $4,475, respectively.
(2)Power and Gas
Includes the following items for the three months and year ended December 31, 2024: (i) net loss of $(12,316) and $(37,211), (ii) interest expense of $9,381 and $37,600, (iii) depreciation and amortization expense of $7,328 and $25,353, (iv) acquisition and transaction expenses of $112 and $209, (v) changes in fair value of non-hedge derivative instruments of $2,906 and $(1,488), (vi) asset impairment of $— and $274, (vii) equity-based compensation of $— and $2, (viii) loss on modification or extinguishment of debt of $— and $4,724, (ix) equity method basis adjustments of $16 and $65 and (x) other non-recurring items of $— and $478, respectively.
(3)Railroad
Includes the following items for the three months and year ended December 31, 2024: (i) equity-based compensation of $4 and $9, (ii) provision for income taxes of $9 and $22, (iii) interest expense of $1 and $2, (iv) depreciation and amortization expense of $32 and $88, (v) acquisition and transaction expenses of $1 and $2 and (vi) interest and other costs on pension and OPEB liabilities of $(2) and $(1), respectively.
Jefferson Terminal
Includes the following items for the three months and year ended December 31, 2024: (i) equity-based compensation of $161 and $989, (ii) benefit from income taxes of $(133) and $(506), (iii) interest expense of $3,578 and $11,454, (iv) depreciation and amortization expense of $2,890 and $12,236, (v) acquisition and transaction expenses of $3 and $5 and (vi) loss on modification or extinguishment of debt of $111 and $2,086, respectively.
Repauno
Includes the following items for the three months and year ended ended December 31, 2024: (i) equity-based compensation of $23 and $129, (ii) benefit from income taxes of $(12) and $(26), (iii) interest expense of $70 and $99 and (iv) depreciation and amortization expense of $153 and $606, respectively.